As filed with the Securities and Exchange Commission on July 28, 2010
Investment Company Act File No. 811-10095

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☑

Amendment No. 12	☑

(Check appropriate box or boxes)

MASTER VALUE OPPORTUNITIES LLC
(Exact Name of Registrant as Specified in Charter)

55 East 52nd Street, New York, New York 10055
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: (800) 441-7762
Anne F. Ackerley
Master Value Opportunities LLC
 55 East 52nd Street, New York, New York 10055
(Name and Address of Agent for Service)

Copies to:

Counsel for the Fund:

Margery K. Neale, Esq.	Howard B. Surloff

Willkie Farr & Gallagher LLP	BlackRock Advisors LLC
787 Seventh Avenue	100 Bellevue Parkway
New York, New York 10019-6099	Wilmington, DE 19809

EXPLANATORY NOTE
     This Registration Statement has been filed by Master Value Opportunities LLC (the “Registrant” or “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.
     This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.
     The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 41 of the Registration Statement on Form N-1A (Securities Act File No. 2-60836 and Investment Company Act File No. 811-2809) of BlackRock Value Opportunities Fund, Inc. (the “Fund”), as filed with the Securities and Exchange Commission (the “Commission”) dated July 28, 2010, and as may be amended from time to time (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of the Fund.
     The Fund invests all of its assets in interests of the Master LLC. The Fund is currently the only feeder fund that invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”
     The Master LLC is an open-end management investment company that was organized on May 2, 2000 as a statutory trust under the laws of the State of Delaware. On June 15, 2007, the Master LLC converted into a Delaware limited liability company and changed its name to Master Value Opportunities LLC.

PART A
July 28, 2010
Master Value Opportunities LLC
     Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
Item 5. Management.
     (a) Investment Manager
     The Master LLC’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”). The Master LLC’s sub-adviser is BlackRock Investment Management, LLC. Where applicable, BlackRock or the Manager also refers to the sub-adviser.
     (b) Portfolio Managers

	Portfolio Manager of the
Name	Master LLC Since	Title
John Coyle, CFA	2009	Managing Director of BlackRock, Inc.

Murali Balaraman, CFA	2009	Managing Director of BlackRock, Inc.
Item 6. Purchase and Sale of Master LLC Interests.
     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D of the Securities Act. There is no minimum initial or subsequent investment in the Master LLC.
     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value.
Item 7. Tax Information.
     The Master LLC intends to operate as a partnership for Federal income tax purposes. If the Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax.
Item 8. Financial Intermediary Compensation.
     Not applicable.
Item 9. Investment Objective, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.
     (a) Investment Objective.
     The investment objective of the Master LLC is to seek long term growth of capital by investing in a diversified portfolio of securities, primarily common stock, of relatively small companies that management of the Master LLC believes have special investment value and emerging growth companies regardless of size.
     (b) Implementation of Investment Objective.
     Outlined below are the main strategies the Master LLC uses in seeking to achieve its investment objective.
     The Master LLC tries to choose investments for capital appreciation — that is, investments that will increase in value. The Master LLC invests in a diversified portfolio primarily consisting of equity securities of small cap and emerging growth companies. Small cap companies are those whose market capitalization is similar to the market capitalization of companies in the Russell 2000® or the S&P SmallCap 600® at the time of the Master LLC’s investment. Companies whose capitalization no longer meets this definition after purchase continue to be considered small market capitalization companies. As of March 31, 2010, the Russell 2000® included companies with capitalizations up to $5.52 billion and the S&P SmallCap 600® included companies with capitalizations up to $2.74 billion. The market capitalizations of companies in each index change with market conditions and the composition of the index. Emerging growth companies are defined as companies of any market capitalization without a long or consistent history of earnings but that Fund management believes have the potential for earnings growth over an extended period of time.
     The equity securities in which the Master LLC may invest include:
•	Common stock

•	Preferred stock

•	Securities convertible into common stock

•	Index securities that are based on a group of common stocks
The Master LLC may invest in derivative instruments, such as options and futures the values of which are based on a common stock or group of common stocks. The Master LLC may also use derivatives to hedge its investment portfolio against market and currency risks. The derivatives that the Fund may use include but are not limited to futures, forwards, options, and indexed securities.

     The Master LLC will invest primarily in U.S. companies that do most of their business in the United States, but may invest a portion of its assets in foreign companies.
     Master LLC management chooses investments using a fundamental, value oriented investing style. This means that the Master LLC seeks to invest in companies that Master LLC management believes to be undervalued. Master LLC management may consider a company’s stock to be undervalued when the stock’s current price is less than what the Master LLC believes a share of the company is worth. A company’s worth can be assessed by several factors, such as financial resources, value of tangible assets, sales and earnings growth, rate of return on capital, product development, quality of management, and overall business prospects. A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. Master LLC management may also determine a company is undervalued if its stock price is down because of temporary factors from which Master LLC management believes the company will recover. Additionally, management of the Master LLC may acquire the securities of companies that are in a particular industry or related industries or market segments together as a “basket” or group in a single transaction. The Master LLC may subsequently sell such “basket” as a unit or it may sell only selected securities and continue to hold other securities acquired in the “basket.”
     The Master LLC may sell a security if, for example, the stock price increases to the high end of the range of its historical price-book value ratio or if the Master LLC determines that the issuer no longer meets the criteria Master LLC management has established for the purchase of such securities or if Master LLC management thinks there is a more attractive investment opportunity in the same category.
     Master LLC management seeks to invest in small companies that:

•	are trading at the low end of their historical price ranges based on a number of financial criteria such as price-book value, enterprise value-sales ratios or enterprise value to earnings before interest, taxes, depreciation and amortization

•	have strong management

•	have particular qualities that affect the outlook for that company, such as strong research capabilities, new or unusual products or occupation of an attractive market niche

     Master LLC management also considers other factors, such as the level of competition in an industry or the extent of government regulation. The Master LLC may also purchase the stock of a company that has suffered a recent earnings decline if Master LLC management believes that the decline is temporary or cyclical and will not significantly affect the company’s long term growth.
     The Master LLC has no stated minimum holding period for investments, and will buy or sell securities whenever the Master LLC’s management sees an appropriate opportunity.
     Other Strategies. In addition to the main strategies discussed above, the Master LLC may use certain other investment strategies.
■ Affiliated Money Market Funds — The Master LLC may invest uninvested cash balances in affiliated money market funds.
■ Borrowing — The Master LLC may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions.
■ Convertible Securities — The Master LLC may invest in convertible securities. Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible security’s value usually reflects both the stream of current income payments and the market value of the underlying common stock.
■ Emerging Markets Issuers — The Master LLC may also invest a portion of its assets in securities of issuers located in emerging markets.
■ Foreign Securities — It is anticipated that in the immediate future, the Master LLC will invest not more than 30% of its total assets in the securities of foreign issuers, including issuers in emerging markets.
■ Illiquid/Restricted Securities — The Master LLC may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public.
■ Initial Public Offerings — The Master LLC has the ability to invest in initial public offerings (“IPOs”).
■ Investment Companies — The Master LLC has the ability to invest in other investment companies, such as exchange-traded funds, unit investment trusts, and open-end and closed-end funds, including affiliated investment companies.
■ Mid Cap Securities — The Master LLC may purchase equity securities of companies that have mid-market capitalizations.
■ REITS — The Master LLC may invest in real estate investment trusts (“REITS”). REITs are companies that own interests in real estate or in real estate related loans or other interests, and have revenue primarily consisting of rent derived from owned, income producing real estate properties and capital gains from the sale of such properties. REITs can generally be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITS. REITs are not taxed on income distributed to shareholders provided they comply with the requirements of the Internal Revenue Code of 1986, as amended.
■ Securities Lending — The Master LLC may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.
■ Short Sales — The Master LLC may also engage in short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Master LLC does not own declines in value. The Master LLC will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 10% of the value of its total assets. The Master LLC may also make short sales “against the box” without limitation. In this type of short sale, at the time of the sale, the Master LLC owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

■ Temporary Defensive Strategies — The Master LLC may, as a temporary defensive measure, and without limitation, hold assets in other types of securities, including non-convertible preferred stock and debt securities, U.S. Government and money market securities, including repurchase agreements or cash, in such proportions as BlackRock may determine. Normally, a portion of the Master LLC’s assets would be held in these securities in anticipation of investment in equities or to meet redemptions. Short-term investments and temporary defensive positions may be more easily sold and may have more limited risk of loss but may limit the Master LLC’s ability to achieve its investment objective.

     (c) Risks
     Set forth below is a summary discussion of the general risks of investing in the Master LLC. As with any fund, there can be no guarantee that a Master LLC will meet its objective, or that the Master LLC’s performance will be positive over any period of time. Investors may lose money investing in the Master LLC.
Derivatives Risk — The Fund’s use of derivatives may reduce the Master LLC’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Master LLC’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Master LLC to sell or otherwise close a derivatives position could expose the Master LLC to losses and could make derivatives more difficult for the Master LLC to value accurately. The Master LLC could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Master LLC’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the Master LLC holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Master LLC’s hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax.
Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Master LLC could decline if the financial condition of the companies the Master LLC invests in decline or if overall market and economic conditions deteriorate. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

Investment Style Risk — Under certain market conditions, value investments have performed better during periods of economic recovery. Therefore, this investment style may over time go in and out of favor. At times when the investment style used by the Master LLC is out of favor, the Master LLC may underperform other equity funds that use different investment styles.
Liquidity Risk — Liquidity risk exists when particular investments are difficult to purchase or sell. The Master LLC’s investments in illiquid securities may reduce the returns of the Master LLC because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that the Master LLC’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master LLC will tend to have the greatest exposure to liquidity risk. Liquid investments may become illiquid after purchase by the Master LLC, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Master LLC is forced to sell these investments to meet redemption requests or for other cash needs, the Master LLC may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Master LLC, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.
Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Master LLC invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Master LLC management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.
Small Cap and Emerging Growth Securities Risk — Small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Master LLC’s investment in a small cap company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.
The securities of small cap or emerging growth companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap securities requires a longer term view.

The Master LLC may also be subject to certain other risks associated with its investments and investment strategies, including:
Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risks that apply to the underlying common stock.
Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.
Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Master LLC could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Master LLC’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.
Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Master LLC will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Master LLC would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Expense Risk — Master LLC expenses are subject to a variety of factors, including fluctuations in the Master LLC’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Master LLC’s net assets decrease due to market declines or redemptions, the Master LLC’s expenses will increase as a percentage of Master LLC net assets. During periods of high market volatility, these increases in the Master LLC’s expense ratio could be significant.
Foreign Securities Risk — Because the Master LLC may invest in companies located in countries other than the United States, the Master LLC may be exposed to risks associated with foreign investments.

▪	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

▪	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

▪	Foreign holdings may be adversely affected by foreign government action

▪	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

▪	The economies of certain countries may compare unfavorably with the U.S. economy

▪	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult

High Portfolio Turnover Risk — The Master LLC may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Master LLC, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Master LLC portfolio securities may result in the realization and distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss and would increase an investor’s tax liability unless shares are held through a tax-deferred or exempt vehicle. These effects of higher than normal portfolio turnover may adversely affect Master LLC performance.
Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Master LLC acquires shares of investment companies, including ones affiliated with the Master LLC, shareholders bear both their proportionate share of expenses in the Master LLC (including management and advisory fees) and, indirectly, the expenses of the investment companies. To the extent the Master LLC is held by an affiliated fund, the ability of the Master LLC itself to hold other investment companies may be limited.
Leverage Risk — Some transactions may give rise to a form of leverage. These transactions may include, among others, derivatives, and may expose the Master LLC to greater risk and increase its costs. The use of leverage may cause the Master LLC to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Master LLC’s portfolio will be magnified when the Master LLC uses leverage.
Mid Cap Securities Risk — The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.
“New Issues” Risk — “New Issues” are initial public offerings of U.S. equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Master LLC. However, there is no assurance that the Master LLC will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performances. The investment performance of the Master LLC during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Master LLC is able to do so. In addition, as the Master LLC increases in size, the impact of IPOs on the Master LLC’s performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the initial public offering. When an initial public offering is brought to the market, availability may be limited and the Master LLC may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.
REIT Investment Risk — In addition to the risks facing real estate-related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities.
Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master LLC may lose money and there may be a delay in recovering the loaned securities. The Master LLC could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Master LLC.

Short Sales Risk — Because making short sales in securities that it does not own exposes the Master LLC to the risks associated with those securities, such short sales involve speculative exposure risk. The Master LLC will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Master LLC replaces the security sold short. The Master LLC will realize a gain if the security declines in price between those dates. As a result, if the Master LLC makes short sales in securities that increase in value, it will likely underperform similar funds that do not make short sales in securities they do not own. There can be no assurance that the Master LLC will be able to close out a short sale position at any particular time or at an acceptable price. Although the Master LLC’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Master LLC may also pay transaction costs and borrowing fees in connection with short sales.
     (d) Portfolio Holdings.
     For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10. Management, Organization and Capital Structure.
     (a)(1) Manager
     BlackRock Advisors, LLC is the Manager of the Master LLC and manages the Master LLC’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. While the Manager is ultimately responsible for the management of the Master LLC, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly owned subsidiary of BlackRock, Inc.
     The Master LLC has entered into a management agreement (the “Management Agreement”) with the Manager under which the Manager receives a fee from the Master LLC at the annual rate of 0.50% of the average daily net assets of the Master LLC not exceeding $1 billion; 0.475% of that portion of the average daily net assets of the Master LLC in excess of $1 billion but not exceeding $1.5 billion; and 0.45% of that portion of the average daily net assets of the Master LLC in excess of $1.5 billion. For the fiscal year ended March 31, 2010, the Manager received a fee, net of any applicable waivers, at the annual rate of 0.50% of the Master LLC’s average daily net assets.
     The Manager has the responsibility for making all investment decisions for the Master LLC. The Manager has entered into a sub-advisory agreement with BlackRock Investment Management, LLC (the “Sub-Adviser”), an affiliate of the Manager, under which the Manager pays the Sub-Adviser for services it provides a monthly fee at an annual rate equal to a percentage of the management fee paid to the Manager by the Master LLC under the Management Agreement. The Sub-Adviser is responsible for the day-to-day management of the Master LLC’s portfolio.
     A discussion of the basis for the Board of Directors’ approval of the Management Agreement and the sub-advisory agreement between the Manager and the Sub-Adviser is included in the Master LLC’s semi-annual shareholder report for the fiscal period ended September 30, 2009.
     The Manager was organized in 1994 to perform advisory services for investment companies. The Sub-Adviser is a registered investment adviser and a commodity pool operator organized in 1999. The Manager and its affiliates had approximately $3.15 trillion in investment company and other portfolio assets under management as of June 30, 2010.

     Conflicts of Interest
     The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and of BlackRock, Inc.’s significant shareholders, Merrill Lynch & Co., Inc., and its affiliates, including BAC (each a “BAC Entity”), and Barclays Bank PLC and its affiliates, including Barclays PLC (each a “Barclays Entity”) (for convenience the BAC Entities and Barclays Entities are collectively referred to in this section as the “Entities” and each separately is referred to as an “Entity”) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master LLC and its shareholders. BlackRock and its Affiliates or the Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the funds. BlackRock and its Affiliates or the Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master LLC. One or more Affiliates or Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Master LLC directly and indirectly invests. Thus, it is likely that the Master LLC will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or an Entity performs or seeks to perform investment banking or other services. One or more Affiliates or Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master LLC and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master LLC. The trading activities of these Affiliates or Entities are carried out without reference to positions held directly or indirectly by the Master LLC and may result in an Affiliate or an Entity having positions that are adverse to those of the Master LLC. No Affiliate or Entity is under any obligation to share any investment opportunity, idea or strategy with the Master LLC. As a result, an Affiliate or an Entity may compete with the Master LLC for appropriate investment opportunities. The results of the Master LLC’s investment activities, therefore, may differ from those of an Affiliate or an Entity and of other accounts managed by an Affiliate or an Entity, and it is possible that the Master LLC could sustain losses during periods in which one or more Affiliates or Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Master LLC may, from time to time, enter into transactions in which an Affiliate or an Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Master LLC. Transactions by one or more Affiliate- or Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master LLC. The Master LLC’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates or Entities, and/or their internal policies designed to comply with such restrictions. In addition, the Master LLC may invest in securities of companies with which an Affiliate or an Entity has or is trying to develop investment banking relationships or in which an Affiliate or an Entity has significant debt or equity investments. The Master LLC also may invest in securities of companies for which an Affiliate or an Entity provides or may some day provide research coverage. An Affiliate or an Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Master LLC or who engage in transactions with or for the Master LLC, and may receive compensation for such services. The Master LLC may also make brokerage and other payments to Affiliates or Entities in connection with the Master LLC’s portfolio investment transactions.
     Under a securities lending program approved by the Master LLC’s Board of Directors, the Master LLC has retained an Affiliate of BlackRock to serve as the securities lending agent for the Master LLC to the extent that the Master LLC participates in the securities lending program. For these services, the lending agent may receive a fee from the Master LLC, including a fee based on the returns earned on the Master LLC’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master LLC may lend its portfolio securities under the securities lending program.
     The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Master LLC and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

     (a)(2) Portfolio Managers.
     The Master LLC is managed by John Coyle, CFA and Murali Balaraman, CFA.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
John Coyle, CFA	Responsible for the day-to-day management of the Fund’s portfolio, including setting the Fund’s overall investment strategy and overseeing the management of the Fund.	2009	Managing Director of BlackRock, Inc. since 2009; Director of BlackRock, Inc. from 2006 to 2008; Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) in 2006; Vice President of MLIM from 2004 to 2006.

Murali Balaraman, CFA	Responsible for the day-to-day management of the Fund’s portfolio, including setting the Fund’s overall investment strategy and overseeing the management of the Fund.	2009	Managing Director of BlackRock, Inc. since 2009; Director of BlackRock, Inc. from 2006 to 2008; Director of MLIM in 2006; Vice President of MLIM from 1998 to 2006.
     For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Master LLC interests, please see Part B of this Registration Statement.
     (a)(3) Legal Proceedings.
     Not applicable.
     (b) Capital Stock.
     Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.
     Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC.
     Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the New York Stock Exchange (“NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 11 herein.

Item 11. Shareholder Information.
     (a) Pricing of Interests in the Master LLC.
     The aggregate net asset value of the Master LLC is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Foreign securities owned by the Master LLC may trade on weekends or other days when the Master LLC does not price its interests. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. As a result, the Master LLC’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the Master LLC. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
     The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily.
     Securities of small cap and emerging growth companies may trade less often and/or in lower volumes than those of larger capitalization companies. Thus, changes in the value of the Master LLC’s holdings may occur between the time when the the Master LLC’s net asset value is calculated and the time the prices of the Master LLC’s holdings next change and the Master LLC may be required to fair value these securities.
     The Master LLC may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Master LLC’s interests are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Master LLC’s net asset value. If market quotations are not readily available or, in the Manager’s judgment, they do not accurately reflect fair value for a security or if a security’s value has been materially affected by events or other circumstances occurring after the close of the market on which the security is principally traded, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value. Fair value determinations may be made by the Master LLC’s independent pricing service using a matrix pricing system or other methodologies approved by the Directors or by the Manager’s Valuation Committee after consideration of the material factors that may affect the value of a particular security.
     The Board of Directors has adopted valuation procedures for the Master LLC and has delegated the day-to-day responsibility for fair value determinations to the Manager’s Valuation Committee. Fair value determinations by the Manager that affect the Master LLC’s net asset value are subject to review, approval or ratification, as appropriate, by the Board of Directors. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Master LLC. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility, including a substantial upward or downward movement of the U.S. markets, or a natural disaster).

     If, after the close of the principal market on which a security held by the Master LLC is traded and before the time as of which the Master LLC’s net asset value is calculated that day, a significant event occurs that the Manager determines in the exercise of its judgment will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Manager will use its best judgment to determine a fair value for that security. The Manager believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets and that such volatility can constitute a significant event. The fair valuation procedures, therefore, include a procedure whereby the Master LLC may use adjusted foreign securities prices provided by an independent pricing service approved by the Board of Directors to take such volatility into account.
     The Master LLC’s use of fair value pricing is designed to ensure that the Master LLC’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Master LLC on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.
     Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the NYSE is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business of the NYSE or the next determination of the aggregate net asset value of the Master LLC.
     (b) Purchase of Interests in the Master LLC.
     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.
     There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.

     The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.
     (c) Redemption of Interests in the Master LLC.
     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.
     (d) Dividends and Distributions.
     Not applicable.
     (e) Frequent Purchase and Redemption of Master LLC Interests.
     The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading Policy” in Part A of the BlackRock Registration Statement for more information.
     (f) Tax Consequences.
     The Master LLC intends to operate as a partnership for Federal income tax purposes. If the Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax. Based upon the status of the Master LLC as a partnership or disregarded entity, a Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 12. Distribution Arrangements.
     (a) Sales Loads.
     Not applicable.
     (b) 12b-1 Fees.
     Not applicable.
     (c) Multiple Class and Master/Feeder Funds.
     The Master LLC is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Master LLC. However, the Master LLC may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.
     The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.
     A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.
     The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “Management of the Fund — Master/Feeder Structure.”

PART B
July 28, 2010
Master Value Opportunities LLC
Item 14. Cover Page and Table of Contents.
     This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Value Opportunities LLC (the “Master LLC”), dated July 28, 2010, as it may be revised from time to time (the “Master LLC’s Part A”). The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master LLC’s Part A.
     As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A (Securities Act File No. 2-60836 and Investment Company Act File No. 811-2809) of BlackRock Value Opportunities Fund, Inc. (the “Fund”), as amended from time to time (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of the Fund. Part B of the BlackRock Registration Statement includes the statement of additional information of the Fund.
     The Master LLC is part of a “master/feeder” structure. The Fund invests all of its assets in interests in the Master LLC. The Fund is currently the only feeder fund that invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC from time to time are referred to herein as “Feeder Funds.”

Item 15. Master LLC History.
     The Master LLC is an open-end investment company that was organized on May 2, 2000 as a statutory trust under the laws of the State of Delaware. Prior to July 26, 2004, the Master LLC was named Master Small Cap Value Trust. On July 26, 2004 it changed its name to Master Value Opportunities Trust. Effective June 15, 2007, the Master LLC converted into a Delaware limited liability company and changed its name to “Master Value Opportunities LLC.”
Item 16. Description of the Master LLC and Its Investments and Risks.
     The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

     Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Master LLC, the types of securities purchased by the Master LLC, the investment techniques used by the Master LLC, and certain risks relating thereto, as well as other information relating to the Master LLC’s investment programs, is incorporated herein by reference to Item 9 of the Master LLC’s Part A and the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I of Part B of the BlackRock Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statement.
     Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statement.
Item 17. Management of the Master LLC.
     (a) Management Information.
     Biographical Information. Certain biographical and other information relating to the Board of Directors of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by the Manager or its affiliates (“BlackRock-advised Funds”) and any public directorships.

Registered
Investment
				Companies	Public
				(“RICs”)	Company or
				consisting of	Investment Company
		Length of		Investment	Directorships
	Position(s)	Time		Portfolios	held During
Name, Address	Held with	Served as a	Principal Occupation(s)	(“Portfolios”)	the Past
and Year of Birth	the Master LLC	Director(2)	During Past Five Years	Overseen	Five Years
Independent Directors(1)
James H. Bodurtha(3) 40 East 52nd Street New York, NY 10022 1944	Director	2007 to present	Director, The China Business Group, Inc. (consulting firm) since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980.	34 RICs consisting of 97 Portfolios	None
Bruce R. Bond 40 East 52nd Street New York, NY 10022 1946	Director	2007 to present	Trustee and Member of the Governance Committee, State Street Research Mutual Funds from 1997 to 2005; Board Member of Governance, Audit and Finance Committee, Avaya Inc. (computer equipment) from 2003 to 2007.	34 RICs consisting of 97 Portfolios	None
Donald W. Burton 40 East 52nd Street New York, NY 10022 1944	Director	2002 to present	Managing General Partner, The Burton Partnership, LP (an investment partnership) since 1979; Managing General Partner, The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration from 2001 to 2007.	34 RICs consisting of 97 Portfolios	Knology, Inc. (telecommunications); Capital Southwest (financial)
Honorable Stuart E. Eizenstat(4) 40 East 52nd Street New York, NY 10022 1943	Director	2007 to present	Partner and Head of International Practice, Covington and Burling LLP (law firm) since 2001; International Advisory Board Member, The Coca Cola Company since 2002; Advisory Board Member BT Americas (telecommunications) since 2004; Member of the Board of Directors, Chicago Climate Exchange (environmental) since 2006; Member of the International Advisory Board GML (energy) since 2003.	34 RICs consisting of 97 Portfolios	Alcatel-Lucent (telecommunications); Global Specialty Metallurgical (metallurgical industry); UPS Corporation (delivery service)
Kenneth A. Froot 40 East 52nd Street New York, NY 10022 1957	Director	2007 to present	Professor, Harvard University since 1992.	34 RICs consisting of 97 Portfolios	None

Registered
Investment
				Companies	Public
				(‘‘RICs”)	Company or
				consisting of	Investment Company
		Length of		Investment	Directorships
	Position(s)	Time		Portfolios	held During
Name, Address	Held with	Served as a	Principal Occupation(s)	(‘‘Portfolios”)	the Past
and Year of Birth	the Master LLC	Director(2)	During Past Five Years	Overseen	Five Years
Robert M. Hernandez(5) 40 East 52nd Street New York, NY 10022 1944	Director	2007 to present	Director, Vice Chairman and Chief Financial Officer of USX Corporation (energy and steel business) from 1991 to 2001.	34 RICs consisting of 97 Portfolios	ACE Limited (insurance company); Eastman Chemical Company (chemical); RTI International Metals, Inc. (metals); TYCO Electronics (electronics)
John F. O’Brien(6) 40 East 52nd Street New York, NY 10022 1943	Director	2005 to present	Chairman and Director, Woods Hole Oceanographic Institute since 2009 and Trustee thereof from 2003 to 2009; Director, Allmerica Financial Corporation from 1995 to 2003; Director, ABIOMED from 1989 to 2006; Director, Ameresco, Inc. (energy solutions company) from 2006 to 2007; Vice Chairman and Director, Boston Lyric Opera from 2002 to 2007.	34 RICs consisting of 97 Portfolios	Cabot Corporation (chemicals); LKQ Corporation (auto parts manufacturing); TJX Companies, Inc. (retailer)
Roberta Cooper Ramo 40 East 52nd Street New York, NY 10022 1942	Director	2007 to present	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. (law firm) since 1993; Chairman of the Board, Cooper’s Inc., (retail) since 2000; Director of ECMC Group (service provider to students, schools and lenders) since 2001; President, The American Law Institute, (non-profit), since 2008; President, American Bar Association from 1995 to 1996.	34 RICs consisting of 97 Portfolios	None
David H. Walsh(7) 40 East 52nd Street New York, NY 10022 1941	Director	2003 to present	Director, National Museum of Wildlife Art since 2007; Director, Ruckleshaus Institute and Haub School of Natural Resources at the University of Wyoming from 2006 to 2008; Trustee, University of Wyoming Foundation since 2008; Director, The American Museum of Fly Fishing since 1997; Director, The National Audubon Society from 1998 to 2005.	34 RICs consisting of 97 Portfolios	None

Registered
Investment
				Companies	Public
				(‘‘RICs”)	Company or
				consisting of	Investment Company
		Length of		Investment	Directorships
	Position(s)	Time		Portfolios	held During
Name, Address	Held with	Served as a	Principal Occupation(s)	(‘‘Portfolios”)	the Past
and Year of Birth	the Master LLC	Director(2)	During Past Five Years	Overseen	Five Years
Fred G. Weiss(8) 40 East 52nd Street New York, NY 10022 1941	Director	1998 to present	Managing Director, FGW Associates (consulting and investment company) since 1997; Director, Michael J. Fox Foundation for Parkinson’s Research since 2000; Director of BTG International Plc (a global technology commercialization company) from 2001 to 2007.	34 RICs consisting of 97 Portfolios	Watson Pharmaceutical Inc.
Richard R. West 40 East 52nd Street New York, NY 10022 1938	Director	2007 to present	Dean Emeritus, New York University’s Leonard N. Stern School of Business Administration since 1995.	34 RICs consisting of 97 Portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust (real estate company); Alexander’s Inc. (real estate company)

Interested Directors(9)
Richard S. Davis 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Managing Director, BlackRock, Inc. since 2005; Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Chairman, SSR Realty from 2000 to 2004.	169 RICs consisting of 291 Portfolios	None
Laurence D. Fink 40 East 52nd Street New York, NY 10022 1952	Director	2007 to present	Chairman and Chief Executive Officer of BlackRock, Inc. since its formation in 1998 and of BlackRock, Inc.’s predecessor entities since 1988 and Chairman of the Executive and Management Committees; Formerly, Managing Director, The First Boston Corporation, Member of its Management Committee, Co-head of its Taxable Fixed Income Division and Head of its Mortgage and Real Estate Products Group; Chairman of the Board of several of BlackRock’s alternative investment vehicles; Director of several of BlackRock’s offshore	34 RICs consisting of 97 Portfolios	None

Registered
Investment
				Companies	Public
				(‘‘RICs”)	Company or
				consisting of	Investment Company
		Length of		Investment	Directorships
	Position(s)	Time		Portfolios	held During
Name, Address	Held with	Served as a	Principal Occupation(s)	(‘‘Portfolios”)	the Past
and Year of Birth	the Master LLC	Director(2)	During Past Five Years	Overseen	Five Years
funds; Member of the Board of Trustees of New York University, Chair of the Financial Affairs Committee and a member of the Executive Committee, the Ad Hoc Committee on Board Governance, and the Committee on Trustees; Co-Chairman of the NYU Hospitals Center Board of Trustees, Chairman of the Development/Trustee Stewardship Committee and Chairman of the Finance Committee; Trustee, The Boys’ Club of New York.

Henry Gabbay 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present	Consultant, BlackRock, Inc. from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	169 RICs consisting of 291 Portfolios	None

(1)    Each Director holds office until his or her successor is elected and qualifies or until his or her earlier death, resignation, retirement or removal as provided by the Master LLC’s by-laws or statute, or until December 31 of the year in which they turn 72.
(2)    Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock Fund boards were realigned and consolidated into three new Master LLC’s boards in 2007. As a result, although the chart shows certain Directors as joining the Master LLC’s board in 2007, each Director first became a member of the board of directors/trustees of other legacy MLIM or legacy BlackRock Funds as follows: James H. Bodurtha, 1995; Bruce R. Bond, 2005; Donald W. Burton, 2002; Honorable Stuart E. Eizenstat, 2001; Kenneth A. Froot, 2005; Robert M. Hernandez, 1996; John F. O’Brien, 2005; Roberta Cooper Ramo, 1999; Jean Margo Reid, 2004; David H. Walsh, 2003; Fred G. Weiss, 1998 and Richard R. West, 1978.
(3)    Chairman of the Compliance Committee.
(4)    Chairman of the Governance and Nominating Committee.
(5)    Chairman of the Board of Directors.
(6)    Chairman of the Product Pricing Committee.
(7)    Chairman of the Performance Oversight Committee.
(8)    Vice-Chairman of the Board of Directors and Chairman of the Audit Committee.
(9)    Messrs. Davis and Fink are both “interested persons,” as defined in the Investment Company Act, of the Master LLC based on their positions with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Master LLC due to his former positions with BlackRock, Inc. and to his ownership of BlackRock, Inc. and PNC Financial Services Group, Inc. securities.

Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their address and year of birth, their principal occupations for at least the last five years, the term of office and length of time served, the total number of BlackRock-advised Funds overseen and any public directorships:

Registered
Investment
				Companies	Public
				(“RICs”)	Company or
				consisting of	Investment Company
		Length of		Investment	Directorships
	Position(s)	Time		Portfolios	held During
Name, Address	Held with	Served	Principal Occupation(s)	(“Portfolios”)	the Past
and Year of Birth	the Master LLC	as an officer(1)	During Past Five Years	Overseen	Five Years
Fund Officers
Anne Ackerley 55 East 52nd Street New York, NY 10055 1962	President and Chief Executive Officer	2007 to present(2)	Managing Director of BlackRock, Inc. since 2000; Vice President of the BlackRock-advised Funds from 2007 to 2009; Chief Operating Officer of BlackRock’s Global Client Group (GCG) since 2009; Chief Operating Officer of BlackRock’s U.S. Retail Group from 2006 to 2009; Head of BlackRock’s Mutual Fund Group from 2000 to 2006.	169 RICs consisting of 291 Portfolios	None

Jeffrey Holland, CFA 55 East 52nd Street New York, NY 10055 1971	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2006 to 2009; Chief Operating Officer of BlackRock U.S. Retail Group since 2009; Co-head of Product Development and Management for BlackRock’s U.S. Retail Group from 2007 to 2009; Product Manager of Raymond James & Associates from 2003 to 2006.	70 RICs consisting of 194 Portfolios	None

Brendan Kyne 55 East 52nd Street New York, NY 10055 1977	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2008 to 2009; Head of Product Development and Management for BlackRock’s U.S. Retail Group since 2009, co-head thereof from 2007 to 2009; Vice President of BlackRock, Inc. from 2005 to 2008.	169 RICs consisting of 291 Portfolios	None

Brian Schmidt 55 East 52nd Street New York, NY 10055 1958	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2004; Various positions with U.S. Trust Company from 1991 to 2003: Director from 2001 to 2003, Senior Vice President from 1998 to 2003; Vice President, Chief Financial Officer and Treasurer of Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds Trust from 2001 to 2003.	70 RICs consisting of 194 Portfolios	None

Neal Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	169 RICs consisting of 291 Portfolios	None

Jay Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007; Director of BlackRock, Inc. in 2006; Assistant Treasurer of the Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	169 RICs consisting of 291 Portfolios	None

Brian Kindelan 55 East 52nd Street New York, NY 10055 1959	Chief Compliance Officer	2007 to present	Chief Compliance Officer of the BlackRock advised Funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005.	169 RICs consisting of 291 Portfolios	None

Howard Surloff 55 East 52nd Street New York, NY 10055 1965	Secretary	2007 to present	Managing Director and General Counsel of U.S. Funds of BlackRock, Inc. since 2006; General Counsel (U.S.) of Goldman Sachs Asset Management, L.P. from 1993 to 2006.	169 RICs consisting of 291 Portfolios	None

(1)    Officers of the Master LLC serve at the pleasure of the Board of Directors.
(2)    Ms. Ackerley has been President and Chief Executive Officer since 2009 and was Vice President from 2007 to 2009.

     (b) Board of Directors.
The Board of Directors of the Master LLC (the “Board”) consists of fourteen individuals (each a Director), eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “Independent Directors”). The BlackRock-advised Funds are organized into one complex of closed-end funds, two complexes of open-end funds (the Equity-Liquidity Complex and the Equity-Bond Complex) and one complex of exchange-traded funds (each a “BlackRock Fund Complex”). The Master LLC is included in the BlackRock Fund Complex referred to as the Equity-Bond Complex. The Directors also oversee as Board members the operations of the other open-end registered investment companies included in the Equity-Bond Complex.
The Board has overall responsibility for the oversight of the BlackRock-advised Funds, including the Master LLC. The Chairman of the Board is an Independent Director, and the Chairman of each Board committee (each, a “Committee”) is an Independent Director or Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight Committee and an Executive Committee. The Board also has one ad hoc committee, the Joint Product Pricing Committee. The Chairman of the Board’s role is to preside at all meetings of the Board, and to act as a liaison with service providers, officers, attorneys, and other Directors generally between meetings. The Chairman of each Committee performs a similar role with respect to the Committee. The Chairman of the Board or a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Master LLC management, in executive session or with other service providers to the Master LLC. The Board has regular meetings five times a year, and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.
The Board has engaged the Manager to manage the Master LLC on a day-to day basis. The Board is responsible for overseeing the Manager, other service providers, the operations of the Master LLC and associated risk in accordance with the provisions of the Investment Company Act, state law, other applicable laws, the Master LLC’s articles of incorporation, and the Master LLC’s investment objectives and strategies. The Board reviews, on an ongoing basis, the Master LLC’s performance, operations, and investment strategies and techniques. The Board also conducts reviews of the Manager and its role in running the operations of the Master LLC.
Day-to-day risk management with respect to the Master LLC is the responsibility of the Manager or of sub-advisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. The Master LLC is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the sub-advisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Master LLC. Risk oversight forms part of the Board’s general oversight of the Master LLC and is addressed as part of various Board and Committee activities. The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Master LLC, subadvisers, and internal auditors for the investment adviser or its affiliates, as appropriate, regarding risks faced by the Master LLC and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Master LLC’s activities and associated risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the Master LLC’s compliance program and reports to the Board regarding compliance matters for the Master LLC and their service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.
The members of the Audit Committee are Fred G. Weiss (Chair), Robert M. Hernandez and Richard R. West, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for each Master LLC; (3) review the conduct and results of each independent audit of each Master LLC’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of each Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of each Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of each Master LLC’s investments; and (8) resolve any disagreements between Master LLC management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended March 31, 2010, the Audit Committee met four times.
The members of the Governance and Nominating Committee (the “Governance Committee”) are the Honorable Stuart E. Eizenstat (Chair), Robert M. Hernandez, Fred G. Weiss and Richard R. West, all of whom are Independent Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of the Master LLC and recommend Independent Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding Independent Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by Master LLC shareholders as it deems appropriate. Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended March 31, 2010, the Governance Committee met three times.
The members of the Compliance Committee are James H. Bodurtha (Chair), Bruce R. Bond and Roberta Cooper Ramo, all of whom are Independent Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; and (3) review reports from and make certain recommendations and determinations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended March 31, 2010, the Compliance Committee met six times.
     The members of the Performance Oversight Committee (the “Performance Committee”) are David H. Walsh (Chair), Donald W. Burton, Kenneth A. Froot and John F. O’Brien, all of whom are Independent Directors, and Richard S. Davis, who is an interested Director. The Performance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee each Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review each Master LLC’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review each Master LLC’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Committee. During the fiscal year ended March 31, 2010, the Performance Committee met four times.
     The Boards of the Equity-Liquidity Complex, the Equity-Bond Complex and the closed-end BlackRock Master LLC Complex, established the ad hoc Joint Product Pricing Committee (the “Product Pricing Committee”) comprised of nine members drawn from the Independent Board members serving on the Boards of these BlackRock Fund Complexes. Messrs. John F. O’Brien, Robert M. Hernandez, Fred G. Weiss, Donald W. Burton, and David H. Walsh are members of the Product Pricing Committee representing the Equity-Bond Complex. Two Independent board members representing the Closed-End BlackRock Fund Complex and two Independent board members representing the Equity-Liquidity Complex, serve on the Product Pricing Committee. The Product Pricing Committee is chaired by Mr. John F. O’Brien. The purpose of the Product Pricing Committee is to review the components and pricing structure of the non-money market funds in the BlackRock Fund Complexes. The Product Pricing Committee was formed on June 4, 2009, and for the period from June 4, 2009 to March 31, 2010, the Product Pricing Committee met two times.
     The members of the Executive Committee are James H. Bodurtha, Honorable Stuart E. Eizenstat, Robert M. Hernandez, David H. Walsh and Fred G. Weiss, all of whom are Independent Directors, and Richard S. Davis, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board; (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. The Board has adopted a written charter for the Executive Committee. The Executive Committee was constituted December 9, 2008, and during the fiscal year ended March 31, 2010, the Executive Committee met two times.
     The Independent Directors have adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent Director candidates (the “Statement of Policy”). The Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Master LLC and protecting the interests of shareholders. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Master LLC’s investment adviser, sub-advisers, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors. Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Master LLC and the other funds in the BlackRock Fund Complex (and any predecessor funds), other investment funds, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and committee meetings, as well as their leadership of standing and ad hoc committees throughout the years; or other relevant life experiences. Information about the specific experience, skills, attributes and qualifications of each Director, which in each case led to the Board’s conclusion that the Director should serve (or continue to serve) as a director of the Master LLC, is provided in below, in “Biographical Information.”
     Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised Funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2009 is set forth in the chart below.

	Aggregate Dollar Range of Equity	Aggregate Dollar Range of Equity
Name(1)	Securities in the Master LLC(2)	Securities in BlackRock-Advised Funds
Interested Directors:
Richard S. Davis	N/A	Over $100,000
Laurence D. Fink	N/A	$10,001–$50,000
Henry Gabbay	N/A	Over $100,000

Independent Directors:
James H. Bodurtha	N/A	Over $100,000
Bruce R. Bond	N/A	Over $100,000
Donald W. Burton	N/A	None
Stuart E. Eizenstat	N/A	Over $100,000
Kenneth A. Froot	N/A	Over $100,000
Robert M. Hernandez	N/A	Over $100,000
John F. O’Brien	N/A	Over $100,000
Roberta Cooper Ramo	N/A	$50,001–$100,000
David H. Walsh	N/A	Over $100,000
Fred G. Weiss	N/A	Over $100,000
Richard R. West	N/A	$50,001–$100,000

(1)	With the exception of Mr. Burton, Mr. O’Brien, Mr. Walsh and Mr. Weiss, each of the Directors assumed office on November 1, 2007. The Directors anticipate purchasing additional shares of the Supervised Fund in the near future.

(2)	The Master LLC does not sell interests to the public.

     As of the date of this Part B, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests of the Master LLC. As of December 31, 2009, none of the Independent Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of the Manager, the Distributor, or any person directly or indirectly controlling, controlled by, or under common control with the Manager or the Distributor.

     (c) Compensation
Each Director who is an Independent Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Board member of the BlackRock-advised Funds, including the Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Chairman and Vice-Chairman of the Board are paid as compensation an additional annual retainer of $80,000 and $25,000, respectively, per year. The Chairmen of the Audit Committee, Compliance Committee, Governance Committee and Performance Committee are paid as compensation an additional annual retainer of $25,000, respectively. The Chair of the Product Pricing Committee, Mr. O’Brien, is paid an annual retainer of $25,000, which is allocated among all of the non-money market funds in the BlackRock Fund Complexes.
Mr. Gabbay is an interested Director of the Master LLC and serves as an interested Board member of the other BlackRock-advised Funds which comprise the Equity-Liquidity, the Equity-Bond and the closed-end BlackRock Fund Complexes. Mr. Gabbay receives as compensation for his services as a Board member of each of the three BlackRock Fund Complexes, (i) an annual retainer of $487,500 allocated to the funds in the these three BlackRock Fund Complexes, including the Master LLC and (ii) with respect to each of the two open-end BlackRock Fund Complexes, a Board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each Board meeting up to five Board meetings held in a calendar year by each such Complex (compensation for meetings in excess of this number to be determined on a case-by-case basis). Mr. Gabbay will also be reimbursed for out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay’s compensation for serving on the boards of funds in these BlackRock Fund Complexes (including the Master LLC) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the Independent Board Members serving on such boards. The Board of the Master LLC or of any other fund in a BlackRock Fund Complex may modify the Board Members’ compensation from time to time depending on market conditions and Mr. Gabbay’s compensation would be impacted by those modifications.
Each of the Independent Directors and Mr. Gabbay agreed to a 10% reduction in their compensation described above for service during the period April 1, 2009 through December 31, 2009. Additionally, prior to January 1, 2010 the Chairman was paid as compensation an additional retainer of $65,000, which is not reflected in the compensation amounts noted in the prior paragraphs. Effective January 1, 2010, the 10% reduction was eliminated.
The following table sets forth the compensation earned by the each of the Directors for the fiscal year ended March 31, 2010 and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2009.

			Aggregate
			Compensation
			from the Master LLC
	Aggregate	Estimated Annual	and Other
	Compensation	Benefits Upon	BlackRock-
Name(1)	from the Master LLC	Retirement	Advised Funds
Independent Directors
James H. Bodurtha(2)	$3,150	None	$276,875
Bruce R. Bond	$2,883	None	$253,750
Donald W. Burton	$2,883	None	$253,750
Honorable Stuart E. Eizenstat(3)	$3,150	None	$276,875
Kenneth A. Froot	$2,759	None	$242,500
Robert M. Hernandez(4)	$3,617	None	$313,875
John F. O’Brien(5)	$2,994	None	$260,659
Roberta Cooper Ramo	$2,883	None	$253,750
Jean Margo Reid(9)	$1,033	None	$152,500
David H. Walsh(6)	$3,150	None	$276,875
Fred G. Weiss(7)	$3,417	None	$300,000
Richard R. West	$2,883	None	$253,750
Interested Directors(8)
Richard S. Davis	None	None	None
Laurence D. Fink	None	None	None
Henry Gabbay	$2,124	None	$441,563

(1)  For the number of BlackRock-advised Funds from which each Director receives compensation see the Biographical Information Chart beginning on page B-4.
(2)  Chairman of the Compliance Committee.
(3)  Chairman of the Governance and Nominating Committee.
(4)  Chairman of the Board of Directors.
(5)  Chairman of the Product Pricing Committee.
(6)  Chairman of the Performance Oversight Committee.
(7)  Vice Chairman of the Board of Directors and Chairman of the Audit Committee.
(8)  Mr. Gabbay was not compensated by the BlackRock-advised Funds for his service as an interested Director prior to January 1, 2009. Mr. Gabbay began receiving compensation from the Master LLC for his service as a Director effective January 1, 2009. Mr. Davis and Mr. Fink receive no compensation from the Master LLC for his service as a Director.
(9)  Mr. Reid resigned as a Director of the Fund and as a director or trustee of all other BlackRock-advised Funds effective August 1, 2009.
     (d) Sales Loads.
     Not applicable.
     (e) Code of Ethics.
     The Master LLC, the Feeder Fund, the Manager, the Sub-Adviser and BlackRock Investments, LLC (“BRIL”) each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.
     (f) Proxy Voting Policies.
     Information relating to the Master LLC proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement.

Item 18. Control Persons and Principal Holders of Securities.
     All holders of interests are entitled to vote in proportion to the amount of their interests in the Master LLC. There is no cumulative voting. Accordingly, the holder or holders of more than 50% of the aggregate interests in the Master LLC would be able to elect all the Directors.
     As of the date of this Part B, the Fund, a Maryland corporation, owns 100% of the Master LLC’s outstanding interests and, therefore, is the controlling shareholder of the Master LLC.
Item 19. Investment Advisory and Other Services.
     (a) Investment Adviser.
     The following information supplements and should be read in conjunction with Item 10 in the Master LLC’s Part A.
     Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from Part A of the BlackRock Registration Statement and the sections entitled “Management and Advisory Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the BlackRock Registration Statement under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A
Item No.	Sections Incorporated by Reference from Part A and Part B of the BlackRock Registration Statement
Item 19(a)	Part B — Part I: Management and Advisory Arrangements(a) Part B — Part II: Management and Other Service Arrangements

Item 19(c)	Part B — Part I: Management and Advisory Arrangements(a) Part B — Part II: Management and Other Service Arrangements

Item 19(d)	Part B — Part I: Management and Advisory Arrangements(a)

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Part A — Back Cover
Part B: Management and Other Service Arrangements(b)

(a)	Excluding the subsection entitled “Transfer Agency Services.”

(b)	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

     (b) Principal Underwriter.
     BRIL, 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.
Item 20. Portfolio Managers.
     The Master LLC is managed by a team of financial professionals. John Coyle, CFA, and Murali Balaraman, CFA, are the Master LLC’s portfolio managers and are jointly and primarily responsible for the day-to-day management of the Master LLC. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of Master LLC interests is incorporated herein by reference to the section entitled “Management and Advisory Arrangements” in Part I of Part B of the BlackRock Registration Statement.
Item 21. Brokerage Allocation and Other Practices.
     Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the BlackRock Registration Statement.
Item 22. Capital Stock and Other Securities.
     The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC’s Part A. Under the Master LLC’s Limited Liability Company Agreement, the Directors may permit the purchase of interests in the Master LLC. Upon liquidation of the Master LLC, a Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.
     The Master LLC is organized as a limited liability company under the laws of the State of Delaware. The Fund is entitled to vote in proportion to its investment in the Master LLC. The Fund will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC. No certificates are issued.
     Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote or upon written request of Feeder Funds holding in the aggregate not less than 10% of the interests of the Master LLC. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 23. Purchase, Redemption and Pricing of Securities.
     The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.
     (a) Purchase of Interests in the Master LLC.
     The aggregate net asset value of the Master LLC is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
     The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the NYSE is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate beneficial interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business of the NYSE or the next determination of the aggregate net asset value of the Master LLC.
     Equity securities held by the Master LLC that are traded on stock exchanges or the NASDAQ Stock Market, Inc. are valued at the last sale price or official closing price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board. Long positions in securities traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap Market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

     Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations.
     Repurchase agreements are valued at cost plus accrued interest. The Master LLC employs pricing services to provide certain securities prices for the Master LLC. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board, including valuations furnished by the pricing services retained by the Master LLC, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Board. Such valuations and procedures will be reviewed periodically by the Board.
     Generally, trading in non-U.S. securities, as well as U.S. government securities and money market instruments and certain fixed-income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Master LLC are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Master LLC’s net asset value. If events (e.g., a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Board or by the Manager using a pricing service and/or procedures approved by the Board.
     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.
     There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.
     The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.
     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

     (b) Fund Reorganizations.
     Not applicable.
     (c) Offering Price.
     Not applicable.
     (d) Redemptions in Kind.
     Interests normally will be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming shareholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the 1940 Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any of shareholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. The value of interests of the Master LLC at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Master LLC at such time. Except for any CDSC or redemption fee that may be applicable, there will be no redemption charge if your redemption request is sent directly to the Transfer Agent. If you are liquidating your holdings you will receive all dividends reinvested through the date of redemption.
     The right to redeem interests may be suspended for more than seven days only (i) for any period during which trading on the NYSE is restricted as determined by the Commission or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the SEC, as a result of which disposal of portfolio securities or determination of the net asset value of the Master LLC is not reasonably practicable, or (iii) for such other periods as the Commission may by order permit for the protection of shareholders of the Master LLC.
     The Master LLC, with other investment companies advised by the Manager, has entered into a joint committed line of credit with a syndicate of banks that is intended to provide the Master LLC with a temporary source of cash to be used to meet redemption requests from shareholders in extraordinary or emergency circumstances.
     (e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests.
     Not applicable.
Item 24. Taxation of the Master LLC.
     The Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If the Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of the Master LLC as a partnership or disregarded entity, each investor in the Master LLC takes into account its share of the Master LLC’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.
     The Master LLC’s fiscal year end is March 31. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.
     It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that an investor in the Master LLC will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Fund. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Master LLC as they are taken into account by the Master LLC.
     Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Fund. Special tax rules also will require the Master LLC to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.
     If the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Master LLC’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in (or owner of ) the Master LLC, i.e., the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark-to-market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income its share of any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

     The Master LLC may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Master LLC to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Master LLC’s assets to be invested within various countries is not known.
     The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master LLC level. Thus, consistent with its investment objectives, the Master LLC will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Fund have received a ruling from the Internal Revenue Service that the existing Feeder Fund that is a RIC will be treated as owner of its proportionate interests of the Master LLC’s assets and income for purposes of these tests.
     The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Master LLC’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.
     Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.
Item 25. Underwriters.
     The exclusive placement agent for the Master LLC is BRIL, an affiliate of the Manager with offices at 40 East 52nd Street, New York, NY 10022. Pursuant to the Placement Agent Agreement, the Master LLC agrees to pay the placement agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the placement agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC. BRIL receives no compensation for acting as the placement agent for the Master LLC.
Item 26. Calculation of Performance Data.
     Not applicable.
Item 27. Financial Statements.
     The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2010 Annual Report of the Fund. You may request a copy of the Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time on any business day.

PART C. OTHER INFORMATION
Item 28. Exhibits.

Exhibit
Number		Description
1 (a)	—	Certificate of Trust.(a)

(b)	—	Declaration of Trust, dated May 2, 2000.(a)

(c)	—	Certificate of Amendment of Master Value Opportunities Trust, dated July 23, 2004.(h)

(d)	—	Certificate of Conversion Converting Master Value Opportunities Trust to Master Value Opportunities LLC, dated June 1.(j)

(e)	—	Certificate of Formation of Master Value Opportunities LLC, dated June 15, 2007. (j)

(f)	—	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007. (j)

2	—	Amended and Restated By-Laws of the Registrant, dated December 8, 2008.(l)

3	—	Copies of instruments defining the rights of shareholders, incorporated by the reference to Exhibits 1 and 7 above.

4 (a)	—	Form of Investment Management Agreement between the Registrant and BlackRock Advisors, LLC.(i)

(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors LLC and BlackRock Investment Management, LLC.(i)

5	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6	—	None.

7	—	Form of Custodian Agreement between the Registrant and The Bank of New York.(a)

8 (a)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Investments, LLC (“BRIL”).(l)

(b)	—	Form of Subscription Agreement for the acquisition of interests in Registrant.(a)

(c)	—	Form of Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(c)

(d)	—	Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks,dated as of November 19, 2008, relating to the Credit Agreement, dated as of November 21, 2007.(k)

(e)	—	Form of Administrative Service Agreement between the Registrant and State Street Bank and Trust Company.(d)

(f)	—	Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC.(f)

9	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

10	—	None

11	—	None.

12	—	Certificate of Merrill Lynch Small Cap Value Fund, Inc.(a)

13	—	None.

14	—	None.

15 (a)	—	Code of Ethics of the Registrant and BlackRock Advisors, LLC.(e)

(b)	—	Code of Ethics of BRIL. (b)

16	—	Power of Attorney.(g)

(a)	Previously filed as an exhibit to the Registrant’s initial Registration Statement on Form N-1A under the Investment Company Act of 1940 on September 1, 2000.

(b)	Incorporated by reference to Exhibit 15(b) to Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A of BlackRock Variable Series Funds, Inc. (File No. 2-74452), filed on April 13, 2009.

(c)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 17, 2007.

(d)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.

(e)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.

(f)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Merrill Lynch Ready Assets Trust (File No. 2-52711), filed on April 21, 2008.

(g)	Incorporated by reference to Exhibit 99(a) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592), filed on November 15, 2007.

(h)	Previously filed as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A on July 28, 2004.

(i)	Previously filed as an exhibit to Amendment No. 8 to the Registrant’s Registration Statement on Form N-1A on October 5, 2006.

(j)	Previously filed as an Exhibit to Post-Effective Amendment No. 8 to the Registrant’s Registration Statement on July 30, 2007.

(k)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 22, 2008.

(l)	Previously filed as an Exhibit to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on July 28, 2009.

Item 29. Persons Controlled by or Under Common Control with Registrant.
     The Registrant does not control and is not under common control with any other person.

Item 30. Indemnification.
     Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.1, 8.2 and 8.3, of Article VIII of the LLC Agreement (Exhibit 1(f) to this Registrant Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.
     Article VIII, Section 8.1 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.
     Article VIII, Section 8.2 of the LLC Agreement provides:
     The Master LLC shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, managers, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Master LLC nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Master LLC Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Master LLC to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:
     (a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or
     (b) the Master LLC shall be insured against losses arising by reason of any lawful advances; or
     (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:
     (i) a majority of a quorum of Directors who are neither Interested Persons of the Master LLC nor parties to the Proceedings; or
     (ii) an independent legal counsel in a written opinion.

     Article VIII, Section 8.3 of the LLC Agreement further provides:
     Nothing contained in Section 8.1 or Section 8.2 hereof shall protect any Director or officer of the Master LLC from any liability to the Master LLC or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or Section 8.2 hereof or in any agreement of the character described in Section 4.1 or Section 4.2 hereof shall protect any Investment Adviser to the Master LLC against any liability to the Master LLC to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Master LLC, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Master LLC.
     As permitted by Article VIII, Section 8.6, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.
     The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remains in effect and is consistently applied.
     Article IV, Section 1 of the Registrant’s Bylaws provides:
     Section 1. No Personal Liability of Directors or Officers. No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person and, in the case of any Director or officer of the Fund, liability to any Director, officer, employee or agent of the Fund, arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
     Article IV, Section 2 of the Registrant’s Bylaws further provides:
     Section 2. Mandatory Indemnification.
     (a) The Fund hereby agrees to indemnify each person who is or was a Director, advisory board member or officer of the Fund (each such person being an “Indemnitee”) to the full extent permitted under applicable law against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and legal fees and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of having acted in any such capacity, whether such liability or expense is asserted before or after service, except, in the case of any advisory board member, with respect to any matter as to which such advisory board member shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which such advisory board member shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “Disabling Conduct”); provided, that in the case of a Director or officer of the Fund, he or she shall have been adjudicated to have acted with Disabling Conduct; provided, further, that as to any matter disposed of by a compromise payment by any such Director or officer of the Fund, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Director or officer of the Fund did not engage in Disabling Conduct by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are both Independent Directors and not parties to the proceeding (“Independent Non-Party Directors”), or by written opinion from independent legal counsel approved by the Directors. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any advisory board member as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such advisory board member (A) was authorized by a majority of the Directors or (B) was instituted by the advisory board member to enforce his or her rights to indemnification hereunder in a case in which the advisory board member is found to be entitled to such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

     (b) Notwithstanding the foregoing, no indemnification of an advisory board member shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such advisory board member is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of Independent Non-Party Directors, that the advisory board member is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the advisory board member should be entitled to indemnification hereunder.
     (c) Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
     (d) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder, to the full extent permitted under applicable law, only if the Fund receives a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking by the Indemnitee to reimburse the Fund if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met; provided, that a Director or officer of the Fund shall not be required to deliver a written affirmation of his or her good faith belief that the standards of conduct necessary for indemnification have been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Independent Non-Party Directors, or if such quorum is not obtainable or even if obtainable, if a majority vote of such quorum so direct, Special Counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.
     (e) The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Charter, these Bylaws or any statute, insurance policy, agreement, vote of Shareholders or Independent Directors or any other right to which such person may be lawfully entitled.
     (f) The Fund shall indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund as provided in Section 8.2 of the Charter.
     (g) Any repeal or modification of the Charter or Section 2 of this Article IV shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
     Article IV, Section 4 of the Registrant’s Bylaws further provides:
     Section 4. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV or the Charter shall continue as to a person who has ceased to be a Director, advisory board member or officer of the Fund and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.
     Article IV, Section 5 of the Registrant’s Bylaws further provides:
     Section 5. Insurance. The Directors may maintain insurance for the protection of the Fund’s property, the Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.
Item 31. Business and Other Connections of the Manager.
     See Item 10 in Part A and Item 19 in Part B of this Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836).
     (b) BlackRock Investment Management, LLC (“BIM”) is an indirect, wholly owned subsidiary of BlackRock, Inc. BIM currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. The information required by this Item 31 about officers and directors of BIM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIM pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-56972).

Item 32. Principal Underwriters.
     (a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or the placement agent, as applicable for each of the following open-end investment companies, including the Registrant:

BlackRock Balanced Capital Fund, Inc.	BlackRock Latin America Fund, Inc.

BlackRock Basic Value Fund, Inc.	BlackRock Liquidity Funds

BlackRock Bond Allocation Target Shares	BlackRock Master LLC

BlackRock Bond Fund, Inc.	BlackRock Mid Cap Value Opportunities Series, Inc.

BlackRock California Municipal Series Trust	BlackRock Multi-State Municipal Series Trust

BlackRock Equity Dividend Fund	BlackRock Municipal Bond Fund, Inc.

BlackRock EuroFund	BlackRock Municipal Series Trust

BlackRock Financial Institutions Series Trust	BlackRock Natural Resources Trust

BlackRock Focus Growth Fund, Inc.	BlackRock Pacific Fund, Inc.

BlackRock Focus Value Fund, Inc.	BlackRock Series Fund, Inc.

BlackRock Capital Appreciation Fund, Inc.	BlackRock Series, Inc.

BlackRock Funds	BlackRock Short-Term Bond Series, Inc.

BlackRock Funds II	BlackRock Utilities and Telecommunications Fund, Inc.

BlackRock Funds III	BlackRock Value Opportunities Fund, Inc.

BlackRock Global Allocation Fund, Inc.	BlackRock Variable Series Funds, Inc.

BlackRock Global Dynamic Equity Fund	BlackRock World Income Fund, Inc.

BlackRock Global Emerging Markets Fund, Inc.	BIF Government Securities Fund

BlackRock Global Financial Services Fund, Inc.	BIF Money Fund

BlackRock Global Growth Fund, Inc.	BIF Multi-State Municipal Series Trust

BlackRock Global SmallCap Fund, Inc.	BIF Tax-Exempt Fund

BlackRock Healthcare Fund, Inc.	BIF Treasury Fund

BlackRock Index Funds, Inc.	FDP Series, Inc

BlackRock International Value Trust	Global Financial Services Master LLC

BlackRock Large Cap Series Funds, Inc.

Managed Account Series	Funds for Institutions Series

Master Basic Value LLC	Ready Assets Prime Money Fund

Master Bond LLC	Ready Assets U.S.A. Government Money Fund

Master Focus Growth LLC	Ready Assets U.S. Treasury Money Fund

Master Government Securities LLC	Retirement Series Trust

Master Institutional Money Market LLC	Quantitative Master Series LLC

Master Investment Portfolio	Short-Term Bond Master LLC

Master Large Cap Series LLC	BBIF Government Securities Fund

Master Money LLC	BBIF Money Fund

Master Tax-Exempt LLC	BBIF Tax-Exempt Fund

Master Treasury LLC	BBIF Treasury Fund

Master Value Opportunities LLC

BRIL also acts as the principal underwriter or the placement agent, as applicable, for each of the following closed-end registered investment companies:

BlackRock Senior Floating Rate Fund, Inc.	Master Senior Floating Rate LLC

BlackRock Senior Floating Rate Fund II, Inc.	BlackRock Fixed Income Value Opportunities

     (b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 E. 52nd Street, New York, New York 10022.

Position(s) and Office(s)
Name	Position(s) and Office(s) with BRIL	with Registrant

Laurence Fink	Chairman and Director	Director

Francis Porcelli	Chief Executive Officer and Managing Director	None

Anne Ackerley	Managing Director	President, Chief Executive Officer

Robert Connolly	General Counsel, Secretary and Managing Director	None

Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None

Rick Froio	Chief Compliance Officer, Assistant Secretary and Director	None

John Blevins	Assistant Secretary and Managing Director	None

Brian Schmidt	Managing Director	Vice President

Brenda Sklar	Managing Director	None

Stephen Hart	Associate	None

Robert Kapito	Director	None

Daniel Waltcher	Director	None

     (c) Not applicable.
Item 33. Location of Accounts and Records.
     All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:
     (a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.
     (b) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 and FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to functions as former placement agent).
     (c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as Manager).
     (d) BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey, 08536 (records relating to its functions as sub-adviser).
     (e) BlackRock Investments, LLC, 40 East 52nd Street, New York, NY 10022 (records relating to its functions as placement agent).
     (f) State Street Bank and Trust Company, 600 College Road East, Princeton, New Jersey 08540 (records relating to its functions as custodian and accounting agent).
Item 34. Management Services.
     Other than as set forth or incorporated by reference in Item 10 of the Registrant’s Part A and Item 17 and Item 19 in Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.
Item 35. Undertakings.
     Not applicable.

SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on July 28, 2010.

MASTER VALUE OPPORTUNITIES LLC
(Registrant)

By:	/s/ Anne F. Ackerley

(Anne F. Ackerley
President and Chief Executive Officer)

EXHIBIT INDEX

Exhibit
Number	Description